Exhibit 99.1

Armstrong World Industries Reports Fourth Quarter 2006 Results

LANCASTER, Pa., April 2, 2007 – Armstrong World Industries, Inc. (NYSE: AWI) today reported fourth quarter 2006 net sales of $817.3 million increased 2%, including a $13 million favorable impact from foreign exchange rates, from fourth quarter net sales of $805.5 million in 2005. Reported operating income from continuing operations increased to $16.5 million from a $10.1 million loss in the fourth quarter of 2005. Adjusted operating income from continuing operations of $47.2 million increased 38% compared to adjusted operating income of $34.1 million in the prior year quarter.

As a result of the application of fresh-start reporting upon emergence from Chapter 11 on October 2, 2006, our post-emergence financial statements are not comparable with our pre-emergence financial statements. However, for the readers’ convenience, we have combined the results of the Predecessor Company (the first nine months of 2006) with the results of the Successor Company (the last three months of 2006) to facilitate the year-to-year discussion of operating results. Combining pre-emergence and post-emergence results is not in accordance with GAAP.

The Company uses adjusted income from operations in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. Adjusted income excludes certain items, including those related to Chapter 11 proceedings, the impact of fresh-start reporting, restructuring charges and related costs, and certain other gains and losses to allow meaningful comparisons of operating performance. As detailed in the attached reconciliation to GAAP, these adjustments amounted to charges of $44 million for the full year 2006 compared to $66 million in 2005, and $31 million in the fourth quarter of 2006 compared to $44 million in the fourth quarter of 2005.

The $13 million year-over-year growth in fourth quarter 2006 adjusted operating income came from higher price increases and improved product mix in Building Products, and lower manufacturing expense in Resilient Flooring. Notably, the income growth was achieved despite volume declines, related to weakness in the North American housing markets, in resilient and wood flooring and in the residential ceilings business.

Segment Highlights

Resilient Flooring net sales were $278.5 million in the fourth quarter of 2006 and $282.7 million in the same period of 2005. Excluding the favorable impact of foreign exchange rates, net sales decreased 4%. The decline was due to decreased volume for vinyl products in North America, only partially offset by growth in Europe and Asia. A reported operating loss of $1.2 million in the quarter compared to a reported loss in the fourth quarter of 2005 of $20.4 million. Adjusted operating income of $0.3 million improved compared to a loss of $10.0 million on the same basis in the prior year period. The improvement is primarily attributable to reduced manufacturing expense and lower SG&A expense.

Wood Flooring net sales of $192.6 million in the fourth quarter declined 8% from $209.0 million in the prior year as weakness in the U.S. housing markets reduced volume of solid wood floors. A reported operating loss of $0.2 million in the quarter was below income of $6.5 million reported in the fourth quarter of 2005. Adjusted operating income of $10.3 million declined from income of $21.8 million on the same basis in the prior year period. The reduction in operating income was due to lower sales combined with higher lumber prices and increased promotional spending.

Building Products net sales of $289.7 million in the fourth quarter of 2006 increased from $263.2 million in the prior year. Excluding the effects of favorable foreign exchange rates of $7 million, sales increased by 7%, primarily due to price increases made to offset inflationary pressures and to improved product mix in the North American markets. Volume increased in Europe and the Pacific Rim, but declined in North America. Reported operating income decreased to $24.9 million from operating income of $32.5 million in the fourth quarter of 2005. Adjusted operating income of $42.6 million grew from income of $34.0 million on the same basis in the prior year period. The growth was driven by improved price realization and better product mix.

Cabinets net sales in the fourth quarter of 2006 of $56.5 million increased 12% from $50.6 million in 2005 on higher selling prices and increased volume. Reported operating income for the fourth quarter of $0.2 million improved from the prior year’s $0.2 million operating loss. Adjusted operating income of $1.1 million improved from a loss of $0.1 million on the same basis in the prior year period, driven by the sales growth.

Unallocated corporate expense of $7.2 million in 2006 decreased from $28.5 million in 2005. Adjusted expense of $7.1 million was below expense of $11.6 million on the same basis in the prior year, primarily due to a $4 million increased U.S. pension credit related to plan changes and favorable asset performance.

Total Year Results

For the full year ending December 30, 2006, net sales were $3,425.9 million compared to $3,326.6 million reported for 2005. Excluding the $8 million favorable impact from exchange rates, net sales increased by 3%. The sales growth was due to improved price and product mix on modestly declining volume. All segments grew sales except Resilient Flooring.

Reported operating income for the year was $210.8 million in 2006 compared to operating income of $101.1 million for the same period in 2005. Adjusted operating income of $254.9 million increased 53% compared to adjusted operating income of $166.8 million in the prior year period. The improvement in operating income benefited from price realization and improved manufacturing productivity in excess of inflation. Improved product mix and reduced SG&A expenses also contributed to the year-over-year growth.

Outlook

Global macroeconomic indicators suggest a diverse outlook for our key markets for 2007. Based on these indicators, we expect flat to modest growth across North American and European commercial markets, and sustained growth in the Pacific Rim. The outlook for North American residential markets is uncertain due to the continuing weakness in U.S. housing starts and mixed indicators for renovation. On a consolidated basis, improved prices and increased manufacturing productivity are anticipated to offset cost inflation.

Sale of European Carpet and Sports Flooring Business

Today, AWI also announced the completion of the sale of the principal operating companies of Armstrong’s European Textile and Sports Flooring business segment, Tapijtfabriek H. Desseaux N.V. and its subsidiaries, to NPM Capital N.V. Armstrong expects no material gain or loss on the sale, and the Company will invest the proceeds in continuing operations.

Earnings Conference Call

2006 results will be discussed in a live Internet broadcast at 4:30 p.m. Eastern time today. This event will be broadcast live on the company’s website, www.armstrong.com. Once on the homepage, click “Investor Relations.” The slide presentation accompanying the call will be available on the Web site during the conference call and thereafter. The replay of this event will be available on the company’s website through April 12, 2007.

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Contacts:

Investors: Beth Riley, (717) 396-6354, bariley@armstrong.com

News media: Meg Graham, (866) 321-6677, magraham@armstrong.com

About Armstrong and Additional Information

More details on the Company’s performance can be found in its Form 10-K, filed with the SEC today. To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), Armstrong provides additional measures of performance adjusted to exclude foreign exchange and certain costs, expenses, and gains and losses. The Company uses these adjusted performance measures in managing the business, including communications with its Board of Directors and employees, and believes that they provide users of this financial information with meaningful comparisons of operating performance between current results and results in prior periods. The Company believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance. A reconciliation of these adjustments to the most directly comparable GAAP measures is included in this release and on our website. These non-GAAP measures should not be considered in isolation or as a substitute for the most comparable GAAP measures. Non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies.

Armstrong World Industries, Inc. is a global leader in the design and manufacture of floors, ceilings and cabinets. Based in Lancaster, Pa., Armstrong operates 42 plants in 12 countries and has approximately 14,000 employees worldwide. To learn more, visit our Web site at www.Armstrong.com.

Forward Looking Statement

These materials may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Such statements provide expectations or forecasts of future events. Our results could differ materially due to known and unknown risks and uncertainties, including: lower construction activity reducing our market opportunities; availability and costs for raw materials and energy; risks related to our international trade and business; business combinations among competitors, suppliers and customers; the loss of business with key customers; and other factors disclosed in our recent reports on Forms 10-K, 10-Q and 8-K filed with the SEC. We undertake no obligation to update any forward-looking statement.

FINANCIAL HIGHLIGHTS

Armstrong World Industries, Inc., and Subsidiaries

(amounts in millions, except for per-share amounts)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006	Year 2006	Year 2005
Net sales	$817.3	$805.5	$817.3	$2,608.6	$3,425.9	$3,326.6
Cost of goods sold	660.4	678.3	660.4	2,028.7	2,689.1	2,651.8
Selling, general and administrative expenses	144.0	142.2	144.0	417.0	561.0	590.0
Restructuring charges, net	1.7	6.2	1.7	10.0	11.7	23.0
Equity (earnings) from joint venture	(5.3)	(11.1)	(5.3)	(41.4)	(46.7)	(39.3)

Operating income (loss)	16.5	(10.1)	16.5	194.3	210.8	101.1
Interest expense (unrecorded contractual interest of $0.0, $19.2, $0.0, $57.6, $57.6 and $82.8, respectively)	13.4	1.9	13.4	5.2	18.6	7.7
Other non-operating expense	0.3	0.1	0.3	1.0	1.3	1.5
Other non-operating (income)	(4.3)	(2.0)	(4.3)	(7.2)	(11.5)	(11.8)
Chapter 11 reorganization (income) costs, net	—	(5.7)	—	(1,955.5)	(1,955.5)	(1.2)

Earnings (loss) from continuing operations before income taxes	7.1	(4.4)	7.1	2,150.8	2,157.9	104.9
Income tax expense (benefit)	3.8	(48.0)	3.8	726.6	730.4	(1.2)

Earnings (loss) from continuing operations	3.3	43.6	3.3	1,424.2	1,427.5	106.1
Gain (loss) from discontinued operations, net of tax of $0.9, $2.1, $0.9, $(8.7), $(7.8) and $2.8, respectively	(1.1)	7.3	(1.1)	(68.4)	(69.5)	5.0

Net earnings (loss)	$2.2	$50.9	$2.2	$1,355.8	$1,358.0	$111.1

Earnings (loss) per share of common stock, continuing operations:
Basic	$0.06	n/a	$0.06	n/a	n/a	n/a
Diluted	$0.06	n/a	$0.06	n/a	n/a	n/a
Gain (loss) per share of common stock, discontinued operations:
Basic	$(0.02)	n/a	$(0.02)	n/a	n/a	n/a
Diluted	$(0.02)	n/a	$(0.02)	n/a	n/a	n/a
Net earnings (loss) per share of common stock:
Basic	$0.04	n/a	$0.04	n/a	n/a	n/a
Diluted	$0.04	n/a	$0.04	n/a	n/a	n/a
Average number of common shares outstanding:
Basic	55.0	n/a	55.0	n/a	n/a	n/a
Diluted	55.3	n/a	55.3	n/a	n/a	n/a

SEGMENT RESULTS

Armstrong World Industries, Inc., and Subsidiaries

(amounts in millions)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended December 31, 2006	Three Months Ended December 31, 2005	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006	Year 2006	Year 2005
Net sales:
Resilient Flooring	$278.5	$282.7	$278.5	$929.4	$1,207.9	$1,232.6
Wood Flooring	192.6	209.0	192.6	645.0	837.6	833.9
Building Products	289.7	263.2	289.7	859.8	1,149.5	1,047.6
Cabinets	56.5	50.6	56.5	174.4	230.9	212.5

Total Net Sales	$817.3	$805.5	$817.3	$2,608.6	$3,425.9	$3,326.6

Operating income (loss):
Resilient Flooring	$(1.2)	$(20.4)	$(1.2)	$12.6	$11.4	$(28.4)
Wood Flooring	(0.2)	6.5	(0.2)	46.2	46.0	60.9
Building Products	24.9	32.5	24.9	152.9	177.8	148.5
Cabinets	0.2	(0.2)	0.2	6.1	6.3	(9.7)
Unallocated Corporate	(7.2)	(28.5)	(7.2)	(23.5)	(30.7)	(70.2)

Total Operating Income (Loss)	$16.5	$(10.1)	$16.5	$194.3	$210.8	$101.1

Selected Balance Sheet Information

(amounts in millions)

	Successor Company	Predecessor Company
	December 31, 2006	December 31, 2005
Assets:
Current assets	$1,371.4	$1,561.3
Property, plant and equipment, net	966.2	1,180.7
Other noncurrent assets	1,833.1	1,864.0

Total assets	$4,170.7	$4,606.0

Liabilities and shareholders’ equity:
Current liabilities	$516.6	$433.3
Liabilities subject to compromise	1.3	4,869.4
Other noncurrent liabilities	1,488.1	623.2
Shareholders’ equity (deficit)	2,164.7	(1,319.9)

Total liabilities and shareholders’ equity (deficit)	$4,170.7	$4,606.0

Selected Cash Flow Information

(amounts in millions)

	Successor Company	Predecessor Company	Combined	Predecessor Company
	Three Months Ended December 31, 2006	Nine Months Ended September 30, 2006	Year 2006	Year 2005
Net earnings	$2.2	$1,355.8	$1,358.0	$111.1
Other adjustments to reconcile net earnings to net cash provided (used) by operating activities	27.5	(1,117.5)	(1,090.0)	88.2
Changes in operating assets and liabilities, net	40.4	(984.4)	(944.0)	(52.6)

Net cash provided (used) by operating activities	70.1	(746.1)	(676.0)	146.7
Net cash used for investing activities	(15.3)	(113.7)	(129.0)	(48.5)
Net cash provided by (used for) financing activities	(8.1)	468.0	459.9	(3.9)
Effect of exchange rate changes on cash and cash equivalents	1.3	5.4	6.7	(8.0)

Net increase (decrease) in cash and cash equivalents	48.0	(386.4)	(338.4)	86.3
Cash and cash equivalents, beginning of period	215.8	602.2	602.2	515.9

Cash and cash equivalents, end of period	$263.8	$215.8	$263.8	$602.2
Cash and cash equivalents at end of period from discontinued operations	11.3	—	11.3	—

Cash and cash equivalents at end of period from continuing operations	$252.5	$215.8	$252.5	$602.2

Reconciliation to GAAP

CONSOLIDATED	Three Months Ended December 31,		Twelve Months Ended December 31,
(amounts in millions)	2006	2005	2006	2005
Operating Income, Adjusted	$47.2	$34.1	$254.9	$166.8
Fresh-Start:
Change in depreciation and amortization	1.5	—	1.5	—
Change in costs for benefit plans	(6.9)	—	(6.9)	—
Impact on hedging-related activity	(1.0)	—	(1.0)	—
Inventory-related costs	33.3	—	33.3	—
Expenses from WAVE step-up	1.7	—	1.7	—
Other Significant Items:
Business interruption claim	(4.7)	(1.1)	(4.7)	(3.5)
Settlement of breach of contract dispute	—	—	—	(6.4)
Cost reduction initiatives expenses	2.2	25.2	30.1	52.4
Product warranty accrual	—	—	3.3	—
Pension curtailment charge	—	16.9	—	16.9
Fixed asset impairments	—	3.2	—	3.2
Contribution to Armstrong Foundation	—	—	5.0	—
Liability settlement related to divested business	—	—	2.8	—
Patent infringement settlement	—	—	(8.6)	—
Gain on sale of properties	—	—	(17.0)	—
Chapter 11 related post-emergence expenses	4.6	—	4.6	—
Environmental charges	—	—	—	3.1

Operating Income, Reported	$16.5	$(10.1)	210.8	101.1

RESILIENT FLOORING	Three Months Ended December 31,
(amounts in millions)	2006	2005
Operating Income, Adjusted	$0.3	$(10.0)
Fresh-Start:
Change in depreciation and amortization	(0.7)	—
Change in costs for benefit plans	(0.8)	—
Impact on hedging-related activity	(0.2)	—
Inventory-related costs	7.2	—
Other Significant Items:
Business interruption claim	(4.7)	(1.1)
Cost reduction initiatives expenses	0.7	9.7
Fixed asset impairments	—	1.8

Operating Income, Reported	$(1.2)	$(20.4)

WOOD FLOORING	Three Months Ended December 31,
(amounts in millions)	2006	2005
Operating Income, Adjusted	$10.3	$21.8
Fresh-Start:
Change in depreciation and amortization	(3.4)	—
Inventory-related costs	12.4	—
Other Significant Items:
Cost reduction initiatives expenses	1.5	13.9
Fixed asset impairments	—	1.4

Operating Income, Reported	$(0.2)	$6.5

BUILDING PRODUCTS	Three Months Ended December 31,
(amounts in millions)	2006	2005
Operating Income, Adjusted	$42.6	$34.0
Fresh-Start:
Change in depreciation and amortization	5.2	—
Change in costs for benefit plans	(1.3)	—
Impact on hedging-related activity	(0.8)	—
Inventory-related costs	12.9	—
Expenses from WAVE step-up	1.7	—
Other Significant Items:
Cost reduction initiatives expenses	—	1.5

Operating Income, Reported	$24.9	$32.5

CABINETS	Three Months Ended December 31,
(amounts in millions)	2006	2005
Operating Income, Adjusted	$1.1	$(0.1)
Fresh-Start:
Change in depreciation and amortization	0.1	—
Inventory-related costs	0.8	—
Other Significant Items:
Cost reduction initiatives expenses	—	0.1

Operating Income, Reported	$0.2	$(0.2)

UNALLOCATED CORPORATE EXPENSE	Three Months Ended December 31,
(amounts in millions)	2006	2005
Operating Income, Adjusted	$(7.1)	$(11.6)
Fresh-Start:
Change in depreciation and amortization	0.3	—
Change in costs for benefit plans	(4.8)	—
Other Significant Items:
Pension curtailment charge	—	16.9
Chapter 11 related post-emergence expenses	4.6	—

Operating Income, Reported	$(7.2)	$(28.5)